Exhibit 23.1



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements pertaining to the 1990 Stock Plan for Key Employees of Temtex Industries, Inc. (Form S-8 No. 33-61415) and the 1999 Omnibus Securities Plan of Temtex Industries, Inc. (Form S-8 No. 333-34458) of our report dated October 20, 2000 with respect to the consolidated financial statements and schedule of Temtex Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 2000, filed with the Securities and Exchange Commission.

                               /s/ Ernst & Young LLP



Dallas, Texas
November 27, 2000